CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-272035 on Form S-6 of our report dated July 25, 2023, relating to the financial statement of FT 10834, comprising Cboe Vest Large Cap Deep Buffered 20 Portfolio, Series 37, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 25, 2023